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Exhibit 23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 9, 2005, accompanying the consolidated financial statements included in the 2004 Annual Report of Harleysville National Corporation on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Harleysville National Corporation on Form S-4 (File No. 333-111709, effective February 6, 2004), and Forms S-8 (File No. 33-69784, effective October 1, 1993, File No. 333-17813, effective December 13, 1996, File No. 333-79971, effective June 4, 1999, and File No. 333-79973, effective June 4, 1999, File No. 333-116183, effective June 4, 2004).

Philadelphia, Pennsylvania
March 9, 2005

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  Exhibit 23